Exhibit 10.36

RENOVIS, INC.

AMENDMENT OF EMPLOYMENT COMMENCEMENT

NONSTATUTORY STOCK OPTION AGREEMENT

THIS AMENDMENT OF EMPLOYMENT COMMENCEMENT NONSTATUTORY STOCK OPTION AGREEMENT (the “Amendment”) is entered into as of this 3rd day of January, 2007 (the “Effective Date”), between Marlene F. Perry (the “Optionee”) and Renovis, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Optionee has previously been granted an option to purchase 43,496 shares of the Company’s common stock (the “Option”) pursuant to an Employment Commencement Nonstatutory Stock Option Agreement between the Company and the Optionee, effective as of October 5, 2004 and the related Stock Option Grant Notice (together, the “Option Agreement”); and

WHEREAS, the parties wish to amend the Option Agreement to clarify the effect of certain changes in capitalization of the Company on the Option, pursuant to the terms and conditions set forth below.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein and intending to be legally bound hereby, the parties hereby agree as follows, effective as of the Effective Date:

1. Definition of Equity Restructuring. For purposes of this Amendment, “Equity Restructuring” means a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying the Option.

2. Amendment of Changes in Capital Structure Provision. Section 7 of the Option Agreement is hereby amended as follows:

(a) Section 7(a) of the Option Agreement is hereby amended in its entirety to read as follows:

“(a) Equity Restructuring. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 7(d), the number and type of securities subject to the Option and the exercise price per share thereof, as well as any other applicable terms and conditions of the Option, will be proportionately adjusted. The adjustments provided under this Section 7(a) shall be nondiscretionary and shall be final and binding on the Optionee and the Company.”

(b) Section 7(d) of the Option Agreement is hereby amended in its entirety to read as follows:

“(d) Outstanding Option – Other Changes. In the event that the Committee determines that other than an Equity Restructuring, any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), reorganization, merger, consolidation, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance or warrants or other rights to purchase Stock or other securities of the Company or other similar corporate transaction or event, in the Committee’s sole discretion, affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Option, then the Committee shall, in such manner as it may deem equitable, adjust the number and kind of shares of Stock (or other securities or property) subject to the Option, the exercise price per share thereof, and/or any other applicable terms and conditions of the Option.”

3. Complete Agreement. This Amendment and the Option Agreement together constitute the entire agreement between Optionee and the Company with respect to the Option and they are the complete, final and exclusive embodiment of their agreement with regard to this subject matter. This Amendment is entered into without reliance on any promise or representation other than those expressly contained herein.

4. Applicable Law. This Amendment shall be governed by the law of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

RENOVIS, INC.

By:	/s/ John C. Doyle
Name:	John C. Doyle
Title:	Senior Vice President, Finance & Operations, Chief Financial Officer

OPTIONEE

/s/ Marelene F. Perry
Marlene F. Perry